EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER AND TREASURER OF CHEMUNG FINANCIAL CORPORATION PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350.

The undersigned, the Chief Financial Officer of Chemung Financial Corporation (the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

(a)           the Quarterly Report on Form 10-Q of the Corporation for the period ended March 31, 2013, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)           information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

                      /s/ Mark A. Severson
Mark A. Severson
Chief Financial Officer and Treasurer
May 10, 2013